Exhibit 99.1

                           PRIME WIRELESS CORPORATION

                              FINANCIAL STATEMENTS

                           December 31, 2002 and 2001

                             (Stated in US Dollars)

                         REPORT OF INDEPENDENT AUDITORS

To the Directors,
Prime Wireless Corporation

We have audited the accompanying balance sheets of Prime Wireless Corporation as of December 31, 2002 and 2001 and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Wireless Corporation as of December 31, 2002 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Toronto, Canada                                          "MINTZ & PARTNERS LLP"
May 18, 2005

                           PRIME WIRELESS CORPORATION
                                  BALANCE SHEET
                           December 31, 2002 and 2001
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                       ASSETS                  2002        2001
                                                             -------     -------
Current
   Bank                                                      $   836     $   435
   Accounts receivable                                        22,913       9,454
                                                             -------     -------
                                                              23,749       9,889

Property, plant and equipment - Note 4                           780       1,096
Due from related parties - Note 3                             48,337      11,181
                                                             -------     -------
                                                             $72,866     $22,166
                                                             =======     =======

                                   LIABILITIES
Current
   Accounts payable and accrued liabilities                  $44,955     $15,878
                                                             -------     -------
                                                              44,955      15,878
                                                             -------     -------

                              STOCKHOLDERS' EQUITY

Common stock, no par value - Note 5
   Unlimited shares authorized
   100 shares issue and outstanding                                1           1
Retained earnings                                             27,910       6,287
                                                             -------     -------
                                                              27,911       6,288
                                                             -------     -------
                                                             $72,866     $22,166
                                                             =======     =======

                             SEE ACCOMPANYING NOTES

                           PRIME WIRELESS CORPORATION
                            STATEMENTS OF OPERATIONS
                 for the years ended December 31, 2002 and 2001
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                                            2002         2001
                                                          --------     --------

Commission income                                         $ 97,316     $ 49,768
                                                          --------     --------
Selling and administrative expenses
   Advertising and promotion                                   243           14
   Bank charges and interest                                   227           28
   Office and general                                        4,673          888
   Repairs and maintenance                                     178           --
   Telephone and utilities                                   3,657        1,621
   Travel and auto                                           9,770        1,908
   Wages and benefits                                       43,135       10,765
                                                          --------     --------
Total selling and administrative expenses                   61,883       15,224
                                                          --------     --------
Earnings from operations                                    35,433       34,544

Amortization                                                   319          191
                                                          --------     --------
Earnings before under-noted items                           35,114       34,353
                                                          --------     --------
Other expenses
   Foreign exchange losses (gains)                             755         (352)
                                                          --------     --------
Net income before income taxes                              34,359       34,705

Income tax                                                  12,736       12,916
                                                          --------     --------
Net income                                                $ 21,623     $ 21,788

Retained earnings (deficit) - beginning of year              6,287      (15,501)
                                                          --------     --------
Retained earnings (deficit) - end of year                 $ 27,910     $  6,287
                                                          ========     ========

                             SEE ACCOMPANYING NOTES

                           PRIME WIRELESS CORPORATION
                             STATEMENTS OF CASH FLOW
                 for the years ended December 31, 2002 and 2001
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                                           2002          2001
                                                         --------      --------
Operating Activities
   Net income for the year                               $ 21,623      $ 21,788
   Items not involving cash:
     Amortization                                             319           191
                                                         --------      --------
                                                           21,942        21,979
                                                         --------      --------

   Changes in operating assets and liabilities:
     Accounts receivable                                  (13,459)       (8,324)
     Accounts payable and accrued liabilities              29,073        12,870
                                                         --------      --------
Cash provided by operating activities                      37,556        26,525
                                                         --------      --------
Investing Activities
   Purchase of property, plant and equipment                   --        (1,287)
                                                         --------      --------
Cash (used in) investing activities                            --        (1,287)
                                                         --------      --------

Financing Activities
   Increase in due to/from related parties                (37,155)      (24,652)
                                                         --------      --------
Cash (used in) financing activities                       (37,155)      (24,652)
                                                         --------      --------

Increase in cash during the year                              401           586

Cash, beginning of the year                                   435          (151)
                                                         --------      --------
Cash, end of the year                                    $    836      $    435
                                                         ========      ========

                             SEE ACCOMPANYING NOTES

                           PRIME WIRELESS CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2002 and 2001
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

Note 1    Nature of Operations

          Prime Wireless Corporation ("Prime Wireless") earns sales commissions from direct shipment from Vertex Standard in the United States of America to Canadian wholesale and retail distributors.

Note 2    Summary of Significant Accounting Policies

          Basis of Presentation

          The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these amounts.

          Allowance for Doubtful Accounts

          The Company records an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. The criteria for allowance provision are determined based on historical experience and the Company's assessment of the general financial conditions affecting its customer base. If the Company's actual collections experience changes, revisions to the allowance may be required.

          Property, plant and equipment

          Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided over estimated useful life of the assets using the following annual rates:

                  Computer hardware              30% declining balance

          Property, plant and equipment are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Prime Wireless Corporation
Notes to the Financial Statements
December 31, 2002 and 2001
(Stated in US Dollars)
 --------------------

          Income Taxes

          The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"("FAS 109") which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

          Foreign Currency Translation

          The functional currency of the Company is Canadian dollars, which has been translated into US dollars, the reporting currency, in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation". Assets and liabilities are translated at the exchange rate at the balance sheet date and revenue and expenses are translated at the exchange rate at the date those elements are recognized. Any translation adjustments resulting are not included in determining net income but are included in other comprehensive income.

Note 3    Due from related parties

          Amounts due from related parties are non interest bearing with no specific terms of repayment. Amounts due from related at December 31, 2002 and 2001 were as follows:

                                                           2002        2001
                                                     ------------------------

                 Simmonds Capital Limited                 16,421      10,944
                 Trackpower                              (4,404)         237
                 Pivotal Self-Service                     25,254           -
                 Prime Battery Products Ltd.              11,066           -
                                                     ------------------------
                                                          48,337      11,181
                                                     ========================

Note 4    Property, Plant and Equipment

                                                2002                      2001
                                ------------------------------------    --------
                                            Accumulated
                                   Cost     Amortization        Net        Net
          Computer hardware     $   1,287   $        507     $   780    $  1,096
                                ---------   ------------     -------    --------
                                $   1,287   $        507     $   780    $  1,096
                                =========   ============     =======    ========

Prime Wireless Corporation
Notes to the Financial Statements
December 31, 2002 and 2001
(Stated in US Dollars)
 --------------------

Note 5    Capital Structure

          Capital Stock

          The Company is authorized to issue an unlimited number of common shares.

          Voting Rights

          The holders of shares of common stock are entitled to receive notice of, attend and vote at all meetings of stockholders. Each share of common stock carries one vote at such meetings.